EXHIBIT 99.1

 Flexsteel Announces Second Quarter and Year-To-Date Operating Results


    DUBUQUE, Iowa--(BUSINESS WIRE)--Feb. 7, 2007--Flexsteel
Industries, Inc. (NASDAQ:FLXS) today reported sales and earnings for its second quarter and fiscal year-to-date ended December 31, 2006.

    Net sales for the fiscal quarter ended December 31, 2006 were $105.7 million compared to the prior year quarter of $106.3 million, a decrease of 0.6%. Net income for the current quarter was $1.4 million or $0.21 per share, compared to $0.5 million or $0.07 per share in the prior year quarter.

    Net sales for the six months ended December 31, 2006 were $207.0 million compared to $203.7 million in the prior year six-month period, an increase of 1.6%. Net income for the six months ended December 31, 2006 was $2.0 million or $0.30 per share, compared to net income of $1.5 million or $0.22 per share for the six months ended December 31, 2005.

    For the quarter ended December 31, 2006, residential net sales were $67.0 million, compared to $69.6 million, a decrease of 3.7% from the prior year quarter. Recreational vehicle net sales were $14.9 million, compared to $15.9 million, a decrease of 6.2% from the prior year quarter. Commercial net sales were $23.8 million, compared to $20.8 million in the prior year quarter, an increase of 14.1%.

    For the six months ended December 31, 2006, residential net sales were $128.8 million, an increase of 0.9% from the six months ended December 31, 2005. Recreational vehicle net sales were $30.8 million, a decrease of 9.7% from the six months ended December 31, 2005. Commercial net sales were $47.4 million, an increase of 13.2% from the six months ended December 31, 2005.

    Gross margin for the quarter ended December 31, 2006 was 18.7% compared to 18.5% in the prior year quarter. For the six months ended December 31, 2006, the gross margin was 18.4% compared to 19.1% for the prior year six-month period. Changes in product mix and continued pricing pressures combined with continued under absorption of fixed manufacturing costs have negatively impacted gross margin during the current six-month period, as compared to the prior year six-month period.

    Selling, general and administrative expenses were 16.4% and 17.5% of net sales for the quarters ended December 31, 2006 and 2005, respectively. For the six months ended December 31, 2006 and 2005, selling, general and administrative expenses were 16.7% and 17.7%, respectively. The decrease in selling, general and administrative costs on a quarterly and year-to-date basis in comparison to prior year periods is due primarily to lower selling expenses, and to a lesser extent to lower collection related expenses and a reduction in stock-based compensation expense.

    Working capital (current assets less current liabilities) at December 31, 2006 was $96.8 million. Net cash provided by operating activities was $11.3 million for the six months ended December 31, 2006. Fluctuations in net cash provided by operating activities were primarily the result of a reduction in finished product and raw material inventories. The decrease of approximately $5.2 million in finished product inventory is primarily due to improved inventory turns. The decrease of approximately $2.5 million in raw material inventory is due to lower levels of domestic manufacturing.

    Capital expenditures were $3.0 million during the first six months of fiscal year 2007. Depreciation and amortization expense was $2.7 million in each of the six-month periods ended December 31, 2006 and 2005. The Company expects that capital expenditures will be approximately $9.0 million for the remainder of the fiscal year, including approximately $6.0 million for the purchase of a west coast warehouse building. The Company believes that existing credit facilities are adequate for its capital requirements for the remainder of fiscal year 2007.

    All earnings per share amounts are on a diluted basis.

    Outlook

    The residential and vehicle markets continued soft through the Company's second fiscal quarter. Sales of products into commercial applications showed continued strength. The Company expects these business conditions to continue through the remainder of the 2007 fiscal year.

    The Company continues to explore cost control opportunities in all facets of its business and will continue to evaluate and implement sell price increases for products, as warranted. The Company believes it has the necessary inventories and product offerings in place to take advantage of opportunities for expansion of certain markets, such as commercial office and hospitality. The Company will continue its strategy of providing furniture from a wide selection of domestically manufactured and imported products.

    Analysts Conference Call

    We will host a conference call for analysts on Friday, February 9, 2007, at 10:30 a.m. Central Time. To access the call, please dial 1-888-275-4480 and provide the operator with ID# 3126710. A replay will be available for two weeks beginning approximately two hours after the conclusion of the call by dialing 1-800-642-1687 and entering ID# 3126710.

    Forward-Looking Statements

    Statements, including those in this release, which are not historical or current facts, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause our results to differ materially from those anticipated by some of the statements made in this press release. Investors are cautioned that all forward-looking statements involve risk and uncertainty. Some of the factors that could affect results are the cyclical nature of the furniture industry, the effectiveness of new product introductions and distribution channels, the product mix of sales, pricing pressures, the cost of raw materials and fuel, foreign currency valuations, actions by governments including taxes and tariffs, the amount of sales generated and the profit margins thereon, competition (both foreign and domestic), changes in interest rates, credit exposure with customers and general economic conditions. Any forward-looking statement speaks only as of the date of this press release. We specifically decline to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

    About Flexsteel

    Flexsteel Industries, Inc. is headquartered in Dubuque, Iowa, and was incorporated in 1929. Flexsteel is a designer, manufacturer, importer and marketer of quality upholstered and wood furniture for residential, recreational vehicle, office, hospitality and healthcare markets. All products are distributed nationally.

    For more information, visit our web site at http://www.flexsteel.com.



             FLEXSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                           December 31,    June 30,
                                               2006          2006
                                           ------------- -------------
ASSETS

CURRENT ASSETS:
      Cash and cash equivalents...........   $1,108,074    $1,985,768
      Investments.........................      922,514       817,618
      Trade receivables, net..............   51,715,380    51,179,791
      Inventories.........................   76,952,019    84,769,972
      Other...............................    6,516,170     6,634,121
                                           ------------- -------------
Total current assets......................  137,214,157   145,387,270

NONCURRENT ASSETS:
      Property, plant, and equipment, net.   24,461,527    24,158,041
      Other assets........................   14,189,129    13,780,393
                                           ------------- -------------

TOTAL..................................... $175,864,813  $183,325,704
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable - trade...............  $16,256,418   $15,768,435
   Notes payable and current maturities of
    long-term debt........................    2,081,957     9,466,643
   Accrued liabilities....................   22,080,225    23,164,927
                                           ------------- -------------
Total current liabilities.................   40,418,600    48,400,005

LONG-TERM LIABILITIES:
   Long-term debt.........................   21,589,573    21,846,386
   Other long-term liabilities............    5,709,348     5,576,988
                                           ------------- -------------
Total liabilities.........................   67,717,521    75,823,379

SHAREHOLDERS' EQUITY......................  108,147,292   107,502,325
                                           ------------- -------------

TOTAL..................................... $175,864,813  $183,325,704
                                           ============= =============




              FLEXSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                               Three Months Ended
                                                  December 31,
                                           ---------------------------
                                               2006          2005
                                           ------------- -------------
NET SALES................................. $105,699,659  $106,301,259
COST OF GOODS SOLD........................  (85,925,703)  (86,598,189)
                                           ------------- -------------
GROSS MARGIN..............................   19,773,956    19,703,070
SELLING, GENERAL AND
ADMINISTRATIVE............................  (17,326,814)  (18,610,560)
                                           ------------- -------------
OPERATING INCOME..........................    2,447,142     1,092,510
                                           ------------- -------------
OTHER INCOME (EXPENSE):
     Interest and other income............      173,287       137,630
     Interest expense.....................     (391,772)     (371,123)
                                           ------------- -------------
          Total...........................     (218,485)     (233,493)
                                           ------------- -------------
INCOME BEFORE INCOME TAXES................    2,228,657       859,017
PROVISION FOR INCOME TAXES................     (820,000)     (370,000)
                                           ------------- -------------
NET INCOME................................   $1,408,657      $489,017
                                           ============= =============
AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING:
       Basic..............................    6,566,340     6,560,190
                                           ============= =============
       Diluted............................    6,579,053     6,583,053
                                           ============= =============
EARNINGS PER SHARE OF COMMON STOCK:
        Basic.............................        $0.21         $0.07
                                           ============= =============
        Diluted...........................        $0.21         $0.07
                                           ============= =============

                                                Six Months Ended
                                                  December 31,
                                           ---------------------------
                                               2006          2005
                                           ------------- -------------
NET SALES................................. $207,039,215  $203,736,422
COST OF GOODS SOLD........................ (168,860,032) (164,890,157)
                                           ------------- -------------
GROSS MARGIN..............................   38,179,183    38,846,265
SELLING, GENERAL AND
ADMINISTRATIVE............................  (34,607,791)  (36,097,226)
                                           ------------- -------------
OPERATING INCOME..........................    3,571,392     2,749,039
                                           ------------- -------------
OTHER INCOME (EXPENSE):
     Interest and other income............      331,007       306,935
     Interest expense.....................     (780,617)     (631,404)
                                           ------------- -------------
          Total...........................     (449,610)     (324,469)
                                           ------------- -------------
INCOME BEFORE INCOME TAXES................    3,121,782     2,424,570
PROVISION FOR INCOME TAXES................   (1,150,000)     (950,000)
                                           ------------- -------------
NET INCOME................................   $1,971,782    $1,474,570
                                           ============= =============
AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING:
       Basic..............................    6,565,684     6,553,776
                                           ============= =============
       Diluted............................    6,574,963     6,573,116
                                           ============= =============
EARNINGS PER SHARE OF COMMON STOCK:
        Basic.............................        $0.30         $0.22
                                           ============= =============
        Diluted...........................        $0.30         $0.22
                                           ============= =============




             FLEXSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                  Six Months Ended
                                                    December 31,
                                              ------------------------
                                                 2006        2005
                                              ----------- ------------
OPERATING ACTIVITIES:
Net income................................... $1,971,782   $1,474,570
Adjustments to reconcile net income to net
 cash
Provided by (used in) operating activities:
    Depreciation and amortization............  2,723,279    2,699,355
    Gain on disposition of capital assets....    (15,732)     (24,447)
    Stock-based compensation expense.........    274,000      427,000
    Changes in operating assets and
     liabilities.............................  6,348,886  (15,818,842)
                                              ----------- ------------
Net cash provided by (used in) operating
 activities.................................. 11,302,215  (11,242,364)
                                              ----------- ------------

INVESTING ACTIVITIES:
    Net purchases and sales of investments...    101,413       88,500
    Proceeds from sale of capital assets.....     16,650       58,086
    Capital expenditures..................... (2,984,043)  (3,064,688)
                                              ----------- ------------
Net cash used in investing activities........ (2,865,980)  (2,918,102)
                                              ----------- ------------

FINANCING ACTIVITIES:
    Net proceeds of borrowings............... (7,641,499)  16,806,114
    Dividends paid........................... (1,706,737)  (2,555,874)
    Proceeds from issuance of common stock...     34,307       59,871
                                              ----------- ------------
Net cash (used in) provided by financing
 activities.................................. (9,313,929)  14,310,111
                                              ----------- ------------

(Decrease) increase in cash and cash
 equivalents.................................   (877,694)     149,645
Cash and cash equivalents at beginning of
 period......................................  1,985,768    1,706,584
                                              ----------- ------------
Cash and cash equivalents at end of period... $1,108,074   $1,856,229
                                              =========== ============



    CONTACT: Flexsteel Industries, Inc., Dubuque
             Timothy E. Hall, Chief Financial Officer, 563-585-8392